UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2011 (March 16, 2011)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

Paul F. Brauneis, Chief Financial Officer and Vice President of Finance and Administration, Alan R. Cormier, General Counsel and Secretary, Kevin J. Oye, Vice President Systems and Technology, and John B. Scully, Vice President Worldwide Sales and Support, each recently adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (a “Rule 10b5-1 Plan”), and Sycamore Networks, Inc.’s (the “Registrant”) Insider Trading and Blackout Period Policy. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information at the time of adoption may establish a pre-arranged plan or contract for sale of securities under specified conditions and at specified times. Each of these officers expressed to the Registrant that his Rule 10b5-1 Plan was established as part of a strategy for asset diversification and liquidity. In addition, the Rule 10b5-1 Plans for certain of these officers include stock options that might otherwise expire in calendar years 2011 and 2012.

Any transactions under the Rule 10b5-1 Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except to the extent required by law, the Registrant does not undertake to report any Rule 10b5-1 Plans that may be adopted by any of the Registrant’s officers or directors in the future, or to report any modifications or terminations of any publicly announced Rule 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Paul F. Brauneis
Paul F. Brauneis Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: March 23, 2011